PRICING SUPPLEMENT NO. 27                                         Rule 424(b)(3)
DATED: June 17, 2002                                          File No. 333-76894
(To Prospectus dated January 25, 2002,
and Prospectus Supplement dated January 25, 2002)

                                 $10,006,693,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $5,000,000     Floating Rate Notes [_]    Book Entry Notes [X]

Original Issue Date: 6/20/2002   Fixed Rate Notes [X]     Certificated Notes [_]

Maturity Date: 6/20/2003         CUSIP#: 073928XH1

Option to Extend Maturity:       No  [X]
                                 Yes [_]  Final Maturity Date:

                                                 Optional              Optional
                          Redemption             Repayment             Repayment
Redeemable On              Price(s)               Date(s)              Price(s)
-------------             ----------             ---------             ---------

     N/A                      N/A                   N/A                   N/A

Applicable Only to Fixed Rate Notes:

Interest Rate: 2.39%

Interest Payment Date(s): *

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                    Maximum Interest Rate:

[_]  Commercial Paper Rate              Minimum Interest Rate:

[_]  Federal Funds Effective Rate

[_]  Federal Funds Open Rate            Interest Reset Date(s):

[_]  Treasury Rate                      Interest Reset Period:

[_]  LIBOR Reuters                      Interest Payment Date(s):

[_]  LIBOR Telerate

[_]  Prime Rate

[_]  CMT Rate

Initial Interest Rate:                  Interest Payment Period:

Index Maturity:

Spread (plus or minus):

* December 20, 2002 and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.